Exhibit 10.43

Marizyme, Inc.

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

March 3, 2022

By Electronic Mail

James Sapirstein

5310 Boca Marina Circle N

Boca Raton, Fl 33487

Re:	Agreement to Transfer Option and Amendatory Agreement (this “Agreement”).

Dear Mr. Sapirstein:

On July 19, 2019, Marizyme, Inc. (the “Company”) entered into the Stock Option Agreement (the “Stock Option Agreement”) with you (the “Seller”). Under Section 6 of the Stock Option Agreement, the Option (as defined in the Stock Option Agreement) is not transferable by Seller other than to a designated beneficiary upon Seller’s death or by will or the laws of descent and distribution. Seller and the Company desire that Seller sell and transfer the remaining unexercised rights under the Option (the “Sale”) to the Company or its designees for the aggregate consideration of $100,000 (the “Purchase Price”). In order to permit the Sale, the Company is willing to amend the Option to permit its transfer to the Company’s designees solely to facilitate the Sale.

Accordingly, Seller and the Company agree as follows:

1.	Amendment to Section 6 of the Stock Option Agreement. Section 6 of the Stock Option Agreement is hereby amended and restated in its entirety as follows:

“Transferability. The Option is not transferable by the Participant other than to the Company, the designee(s), transferee(s) or assignee(s) of the Company, a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No other assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to the Company, the designee(s), transferee(s) or assignee(s) of the Company, or a designated beneficiary, upon death, by will or the laws of descent and distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.”

2.	Purchase and Sale of the Option. On the terms and subject to the conditions of this Agreement, Seller hereby sells, assigns, transfers and conveys to the Company or its designees, and the Company and its designees agree to purchase and accept and assume from Seller, all right, title and interest in and to the remaining unexercised rights under the Option, at an aggregate purchase price equal to the Purchase Price. The closing of the transactions contemplated by this Section 2 shall occur on the date of this Agreement or as soon hereafter as is possible as contemplated by Section 3 hereof.

3.	Escrow.

a.	Seller and the Company agree to deliver an executed copy of this Agreement to the Company’s legal counsel, Bevilacqua PLLC (the “Escrow Agent”), by electronic mail to lou@bevilacquapllc.com. The Escrow Agent shall notify the parties hereto by electronic mail of its receipt of a signed copy of this Agreement by both parties. Once so notified, the Company shall pay or cause its designees to pay to the Escrow Agent’s IOLTA Trust account the Purchase Price. Upon receipt by the Escrow Agent of the Purchase Price in full, subject to subsections (g) and (h) of this section, the Escrow Agent shall promptly release the Purchase Price to Seller and release the fully signed copy of this Agreement to both parties. The date of such release shall be deemed to be the “Closing Date”. If the Closing Date does not occur within five (5) business days of the date of this Agreement, then either party may notify the other party and the Escrow Agent of its desire to terminate this Agreement and upon receipt of such notice by the other party and the Escrow Agent, this Agreement shall automatically become null and void.

b.	Seller and the Company agree and acknowledge that Seller has requested Escrow Agent to act as the escrow agent, despite Escrow Agent’s disclosure to Seller and the Company that the Escrow Agent represents the Company in connection with the Sale and the Agreement, or other matters. Seller and the Company agree and acknowledge that the Escrow Agent has disclosed that the Escrow Agent’s representation of the Company in connection with the Sale, the Agreement, or any other matter may be adverse to (i) its duties as Escrow Agent hereunder or (ii) its duties to the Seller, and therefore, an actual conflict of interest may exist. Escrow Agent does not believe that its representation of the Company hereunder will impair its ability to perform its duties as Escrow Agent pursuant to the terms herein.

c.	Seller and the Company have each had the opportunity to consult with counsel and with full knowledge of all relevant facts Seller and the Company acknowledge, agree and consent to Escrow Agent (i) continuing to act as Escrow Agent hereunder and (ii) continuing to represent the Company in the Sale, the Agreement, and in any other matter, including, without limitation, any matter, claim, or dispute between the parties hereto, whether or not Escrow Agent is in possession of the escrowed funds and continues to act as Escrow Agent. TO THE EXTENT THAT ANY CONFLICT OR POTENTIAL CONFLICT ARISES, SELLER AND THE COMPANY, INDIVIDUALLY AND ON BEHALF OF SUCH PARTY’S SUCCESSORS AND ASSIGNS, WAIVE ANY OBJECTION THERETO.

d.	In the event the Company elects to discontinue its engagement of Escrow Agent as its attorney, or should an adverse relationship arise between the Company and Seller, Seller acknowledges that Escrow Agent may continue without restriction to act as Escrow Agent hereunder.

e.	The duties of the Escrow Agent shall be determined solely by the express provisions of this Agreement.

f.	The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent. Seller and the Company hereby jointly and severally agree to indemnify and save the Escrow Agent harmless from and against any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature (including reasonable attorney’s fees) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith or in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

g.	If, notwithstanding payment of the Purchase Price to the Escrow Agent IOLTA Trust account and the Escrow Agent’s receipt of fully-executed copies of this Agreement pursuant to subsection (a) of this section, for any reason Closing has not occurred, and either party gives written notice to Escrow Agent demanding payment of the escrowed funds, Escrow Agent shall give prompt written notice to the other party of such demand. If Escrow Agent does not receive written notice of objection from such other party to the proposed payment within 5 business days after the giving of such written notice, Escrow Agent is hereby authorized and directed to make such payment. If Escrow Agent does receive such written notice of objection within 5 business days or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written notice signed by the parties to this contract or by a final, nonappealable judgment, order or decree of a court.

h.	If there is any dispute or doubt as to which party is entitled to the escrowed funds, the Escrow Agent shall hold the escrowed funds until otherwise directed by written notice from the parties to the Agreement or by a final, nonappealable judgment, order or decree of a court. In the event of such a dispute, Escrow Agent shall have the right to: (i) commence an interpleader action for the purpose of determining the persons or entities to whom payment should be made; (ii) deposit the escrowed funds with the clerk of a court in the county in which the Property is located; or (iii) take such affirmative steps as it may elect in order to substitute an impartial party to hold the escrowed funds and to terminate its duties as Escrow Agent. Escrow Agent shall have a first lien on all funds held by it for its reasonable compensation or for any reasonable cost, liability, expense or fee, including reasonable attorney's fees, which it may incur in connection with the disbursement of funds or upon it being made a party to any legal or equitable proceedings which is brought by any of the parties hereto concerning the disposition of the funds held hereunder. If any controversy arises hereunder, or Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the escrowed funds, Escrow Agent shall be reasonably compensated for such extraordinary services, and shall be reimbursed for all reasonable costs and expense occasioned by such controversy or litigation.

i.	Upon disbursement in accordance with the terms of this Agreement, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

j.	Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

k.	The Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.

4.	Stock Power and Transfer. Each of the parties agrees that this Agreement shall constitute a stock power or other necessary authorization to transfer, as the case may be, authorizing the Company to record on its books and records the transfer of the Option from Seller to the Company or its designees. Promptly following the Closing, the Company shall deliver to each of its designees a new stock option agreement representing the Option or a portion thereof purchased by such designee pursuant to this Agreement with such terms and provisions as the Company and any such designee may agree to.

5.	Seller Representations. The Seller represents and warrants to the Company that the following statements are true, correct, and complete as of the date hereof:

a.	Immediately prior to the execution of this Agreement, the Seller has, and the Company or its designees is acquiring hereunder, good title to the Option being sold hereunder by the Seller, free and clear of any lien, encumbrance, claim, pledge, restriction on sale, transfer or voting restrictions, preemptive right, option or other right to purchase.

b.	The Seller has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c.	The Seller acknowledges that it is a sophisticated entity or individual (as applicable) familiar with transactions similar to those contemplated by this Agreement and is aware of the Company’s business, affairs and financial condition and has received all the information that it considers material, necessary or appropriate in determining whether to sell the Option and further acknowledges that such information is sufficient to allow the Seller to reach an informed decision to sell the Option. The Seller hereby represents that it has had an opportunity to ask questions and receive answers from the Company and its employees regarding the business, properties, prospects and financial condition of the Company, including, without limitation, any strategic transaction, public securities offering, private financing transaction (whether equity or debt), merger, consolidation, recapitalization, reclassification, reorganization, change of control transaction, sale of assets or securities, liquidation or similar transaction which have been, are being or may be contemplated by the Company. The Seller hereby acknowledges that any future sales of the Company’s capital stock could be at a premium or a discount to the Purchase Price, and such sale could occur at any time or not at all.

d.	The Seller acknowledges that (i) the Company has information with respect to the Company that is not known to the Seller and that may be material to a decision to sell the Option (“Seller Excluded Information”), (ii) the Seller has determined to sell the Option notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) the Company and its designees shall have no liability to the Seller, and the Seller waives and releases any claims that it might have against the Company or any of its designees whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the sale of the Option and the transactions contemplated by this Agreement. The Seller has had a reasonable opportunity to consult with legal counsel of its own choosing (as well as tax and financial advisors of its own choosing) regarding this Agreement and the transactions contemplated hereby.

e.	The Seller is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

f.	At no time was the Seller presented with or solicited by any publicly issued or circulated form of general advertising or solicitation in connection with the Sale.

6.	Company Representations. The Company represents and warrants to the Seller that the Company has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

7.	Miscellaneous. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Except as otherwise provided for herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

By signing below, the parties hereto memorialize this Agreement as of the date first above written.

Very truly yours,

Marizyme, Inc.

By:	/s/ David Barthel
	Name:	David Barthel
	Title:	Chief Executive Officer

Accepted and agreed to as of the date first above written:

/s/ James Sapirstein
James Sapirstein

Accepted and agreed to as to Section 3 and 7 hereof only, as of the date first above written:

BEVILACQUA PLLC,

As Escrow Agent

By:	/s/ Louis A. Bevilacqua
Louis A. Bevilacqua
Managing Member